Exhibit 2.1









                            ASSET PURCHASE AGREEMENT

                                  by and among

                         DYNATECH COMMUNICATIONS, INC.
                                    as Buyer

                                      and

                              DYNATECH CORPORATION

                                      and

                      VIRGINIA TELE-PATH INDUSTRIES, INC.
                                   as Seller

                                      and

            ALL STOCKHOLDERS OF VIRGINIA TELE-PATH INDUSTRIES, INC.



                             As of August 23, 1995







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                            ASSET PURCHASE AGREEMENT

                                     INDEX
                                                                           Page


1.    PURCHASE AND SALE OF ASSETS............................................1
      1.1     Sale of Assets.................................................1
      1.2     Assumption of Liabilities......................................2
      1.3     Purchase Price and Payment; Adjustments........................3
      1.4     Time and Place of Closing......................................5
      1.5     Delivery of Agreement of Assumption of Liabilities.............6
      1.6     Transfer of Subject Assets.....................................6
      1.7     Delivery of Records and Contracts..............................6
      1.8     Further Assurances.............................................6
      1.9     Allocation of Purchase Price...................................7
      1.10    Sales and Transfer Taxes.......................................7
      1.11    Collection of Pre-Closing Receivables..........................7

2.    REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS..............8
      2.1     Making of Representations and Warranties.......................8
      2.2     Organization and Qualification of Seller.......................8
      2.3     Subsidiaries...................................................8
      2.4     Capital Stock of Seller; Beneficial Ownership..................8
      2.5     Authority of Seller and the Stockholders.......................9
      2.6     Status of Property............................................10
      2.7     Financial Statements..........................................13
      2.8     Taxes.........................................................14
      2.9     Affiliated Loans..............................................15
      2.10    Inventories...................................................15
      2.11    Absence of Certain Changes....................................15
      2.12    Ordinary Course...............................................16
      2.13    Banking Relations.............................................17
      2.14    Intellectual Property.........................................17
      2.15    Contracts.....................................................18
      2.16    Litigation....................................................19
      2.17    Compliance with Laws..........................................20
      2.18    Insurance.....................................................20
      2.19    Warranty or Other Claims......................................20
      2.20    Powers of Attorney............................................20
      2.21    Finder's Fee..................................................21
      2.22    Permits; Burdensome Agreements................................21
      2.23    Corporate Records.............................................21
      2.24    Transactions with Interested Persons..........................21
      2.25    Employee Benefit Plans........................................21
      2.26    Environmental Matters.........................................23

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                                                                           Page

      2.27    Disclosure....................................................24
      2.28    Employees; Labor Matters......................................25
      2.29    Compliance with Securities Laws; Restrictions on Transfer of
              Dynatech Shares...............................................25

3.    COVENANTS OF SELLER...................................................26
      3.1     Making of Covenants and Agreements............................26
      3.2     Conduct of Business...........................................26
      3.3     Consummation of Agreement.....................................27
      3.4     Authorization from Others.....................................27
      3.5     Notice of Default.............................................27
      3.6     Cooperation of Seller.........................................27
      3.7     Non-competition...............................................27
      3.8     No Solicitation of Other Offers...............................28
      3.9     Confidentiality...............................................28
      3.10    Hart-Scott-Rodino Filings.....................................28
      3.11    Employees.....................................................28

4.    REPRESENTATIONS AND WARRANTIES OF BUYER AND DYNATECH..................29
      4.1     Making of Representations and Warranties......................29
      4.2     Organization..................................................29
      4.3     Authority of Buyer............................................29
      4.4     Litigation....................................................30
      4.5     Stock.........................................................30

5.    COVENANTS OF BUYER AND DYNATECH.......................................30
      5.1     Making of Covenants and Agreement.............................30
      5.2     Consummation of Agreement.....................................30
      5.3     Hart-Scott-Rodino Filings.....................................30
      5.4     Confidentiality...............................................30

6.    CONDITIONS............................................................31
      6.1     Conditions to Obligations of Buyer and Dynatech...............31
      6.2     Conditions to Obligations of Seller...........................33

7.    REGISTRATION OF DYNATECH SHARES.......................................34
      7.1     Registration of Dynatech Shares...............................34
      7.2     Sale of Dynatech Shares by Seller.............................34
      7.3     Registration Expenses.........................................34
      7.4     Limitation on Obligations of Dynatech to Register
              Dynatech Shares...............................................35

                                                                           Page

8.    RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING..........................35
      8.1     Survival of Warranties........................................35
      8.2     Collection of Assets..........................................35
      8.3     Payment of Obligations........................................35
      8.4     Confidentiality...............................................35

9.    INDEMNIFICATION.......................................................36
      9.1     Indemnification by Seller and Stockholders....................36
      9.2     Limitations on Indemnification by Seller and Stockholders.....37
      9.3     Indemnification by Buyer and Dynatech.........................38
      9.4     Limitation on Buyer's and Dynatech's Obligations..............38
      9.5     Notice; Defense of Claims.....................................38
      9.6     Satisfaction of Seller and Stockholder
              Indemnification Obligations...................................39

10.   MISCELLANEOUS.........................................................39
      10.1    Bulk Sales Law................................................39
      10.2    Fees and Expenses.............................................39
      10.3    Governing Law.................................................40
      10.4    Notices.......................................................40
      10.5    Entire Agreement..............................................41
      10.6    Assignability; Binding Effect.................................41
      10.7    Captions and Gender...........................................42
      10.8    Execution in Counterparts.....................................42
      10.9    Amendments....................................................42
      10.10   Publicity and Disclosures.....................................42
      10.11   Consent to Jurisdiction.......................................42
      10.12   Consents, Waivers and Actions by Stockholders.................42
      10.13   Further Assurances............................................43

                            ASSET PURCHASE AGREEMENT


     AGREEMENT entered into as of August 23, 1995 by and among Dynatech Communications, Inc. ("Buyer"), a Delaware corporation, Dynatech Corporation, a Massachusetts corporation ("Dynatech"), Virginia Tele-Path Industries, Inc., a Virginia corporation ("Seller"), and each of the stockholders of Seller listed on Exhibit A hereto (individually, a "Stockholder" and collectively, the "Stockholders").


                              W I T N E S S E T H

     WHEREAS, subject to the terms and conditions hereof, Seller desires to sell substantially all of its business and certain of its properties and assets; and

     WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said properties and assets of Seller for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of Seller.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


1.   PURCHASE AND SALE OF ASSETS.

     1.1 SALE OF ASSETS. Subject to the provisions of this Agreement, Seller agrees to, and at the Closing (as defined in Section 1.4 hereof), shall sell, assign and transfer to Buyer, and Buyer agrees to, and at the Closing, shall purchase and assume from Seller, all of the properties, assets and business of Seller as of the Closing of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, all assets shown or reflected in the Base Balance Sheet (as defined in Section
2.7 hereof), all materials, supplies and other personal property owned by or in the possession of Seller and not reflected in the Base Balance Sheet, all Intellectual Property (as defined in Section 2.14 hereof), and all of Seller's goodwill and the right to use the name "Tele-Path Industries" as all or part of a trade or corporate name; provided, however, that there shall be excluded from such sale, assignment and transfer the following assets and property:

     (a) All cash of the Seller as of the end of the business day immediately preceding the Closing;

     (b) Those accounts receivable of the Seller as of end of the business day immediately preceding the Closing Date which are listed on Schedule 1.1 to be delivered by Seller to Dynatech and Buyer on the Closing Date (the "Pre-Closing Receivables");

     (c) Assets and property disposed of since the date of the Base Balance Sheet in the ordinary course of business and such other assets as have been or are disposed of pursuant to this Agreement; and

     (d) Seller's corporate seals, corporate franchise, Articles of Incorporation, By-laws, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization (collectively, the "Corporate Records"); provided, however, that Seller shall provide Buyer at or prior to the Closing with copies of each of the foregoing, certified by Seller to be true and correct copies.

     The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets," and the assets, property and business of Seller to be excluded from the sale to Buyer shall be referred to as the "Excluded Assets".

     1.2 ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Subject Assets, Buyer shall assume and agree to pay or to discharge when due in accordance with their respective terms, all liabilities of Seller reflected on the Base Balance Sheet and those specifically identified in SCHEDULE 1.2 (the "Assumed Liabilities"). Buyer shall not assume and shall not pay any other liabilities or obligations of Seller, including without limitation:

     (a) liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including, without limitation, counsel and accountants' fees, and expenses pertaining to the performance by Seller of its obligations hereunder;

     (b) Taxes (as defined in Section 2.8 hereof) of Seller, whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Seller in connection with this Agreement and the transactions provided for herein, including any liability for Taxes arising out of the inclusion of Seller in any group filing consolidated, combined or unitary tax returns or arising out of any transferee liability or for any tax arising out of
Section 1374 of the Code (as currently in effect or as in effect prior to the Tax Reform Act of 1986) or any taxes described in Section 1.11 of this Agreement or otherwise triggered solely as a result of the consummation of the transactions contemplated by the Agreement;

     (c) liabilities of Seller, if any, to its dissenting stockholders, if any, under the applicable law of its state of incorporation or any other liability of Seller to any present or former stockholder in such capacity, or any liability of Seller to any officer, director or agent of Seller for indemnification pursuant to by-law, contract or otherwise;

     (d) liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class;

     (e) liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing; and

     (f) liabilities of Seller in connection with or relating to any of Seller's existing or former employees, employee benefit plans, insurance policies, severance obligations or any other employment-related matters (including the Employee Programs which are identified in Schedule 2.25).

     The liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities." The assumption of the Assumed Liabilities by any party hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of the Assumed Liabilities.

     1.3 Purchase Price and Payment; Adjustments.

     (a) Contemporaneously with the execution hereof, Buyer shall pay to Seller the sum of One Hundred Dollars ($100.00), to be held by Seller as a good faith earnest deposit pending consummation of the transactions contemplated herein. In consideration of the sale by Seller to Buyer of the Subject Assets, subject to the assumption of the Assumed Liabilities and the satisfaction of all of the conditions contained herein, at the Closing:

          (i) Buyer will deliver to Seller a bank cashier's check or wire transfer of immediately available funds (the "Cash Payment") in an amount equal to (A) Seven Million Five Hundred Thousand Dollars ($7,500,000.00) plus (B) the Seller's Net Asset Value (as defined in Section 2.7(b)) as reflected on the Base Balance Sheet plus (C) the aggregate amount of accruals for the termination of sales representatives as reflected on the Base Balance Sheet (which aggregate accruals shall not exceed $300,000) less (D) the aggregate amount of all cash and accounts receivable of Seller as reflected on the Base Balance Sheet;

          (ii) Buyer will deliver to Seller (and Seller will distribute to the Stockholders) a bank cashier's check or wire transfer of immediately available funds (the "Non-Compete Payment") in the amount of Two Million Dollars ($2,000,000) in consideration of the covenants and agreements of the Stockholders set forth in their respective Non-Competition Agreements referred to in Section 6.1(i) hereof;

          (iii) Dynatech will issue in favor of Seller and deposit with the Escrow Agent in accordance with the terms of the Escrow Agreement (as hereinafter described) that number of duly authorized, validly issued, fully paid and non-assessable shares of common stock of Dynatech (the "Escrowed Dynatech Shares") as is determined by dividing the sum of Three Million Dollars ($3,000,000) by the Fair Market Value (as hereinafter defined) as of the Closing Date of a single share of common stock of Dynatech; and

          (iv) Dynatech will issue in favor of and deliver to Seller that number of duly authorized, validly issued, fully paid and non-assessable shares of common stock of Dynatech (the "Non-Escrowed Dynatech Shares") as is determined by dividing the sum of Ten Million Seven Hundred Thousand Dollars ($10,700,000) by the Fair Market Value as of the Closing Date of a single share of common stock of Dynatech.

     (b) The "Fair Market Value" as of the Closing Date of a single share of common stock of Dynatech shall equal the average per share daily closing price on NASDAQ of common stock of Dynatech for the period of sixty (60) business days ending two business days prior to the Closing Date; provided, however, that the said Fair Market Value as of the Closing Date of a single share of common stock of Dynatech shall neither be less than Fifteen Dollars ($15.00) nor more than Twenty-Five Dollars ($25.00) and further provided that such number of shares of common stock of Dynatech shall be rounded to the nearest whole number.

     (c) The Escrowed Dynatech Shares and the Non-Escrowed Dynatech Shares are hereinafter sometimes referred to collectively as the "Dynatech Shares."

     (d) As promptly as practicable and in any event within fifteen (15) days following the Closing, Seller shall prepare and deliver to Buyer and Dynatech a balance sheet of Seller as of the close of business of the day immediately prior to the Closing Date (the "Closing Balance Sheet") which shall be reviewed and approved by Buyer and Dynatech, and upon approval of the Closing Balance Sheet the Purchase Price shall be adjusted (with appropriate payments to be made by Seller to Buyer, or Buyer to Seller) as follows:

          (i) the Purchase Price shall be increased by (and the Buyer shall promptly pay to Seller in cash) the positive amount, if any, by which (A) the Net Asset Value as reflected on the Closing Balance Sheet less the aggregate amount of all cash and accounts receivable of Seller as reflected on the Closing Balance Sheet, exceeds (B) the Net Asset Value as reflected on the Base Balance Sheet less the aggregate amount of all cash and accounts receivable of Seller as reflected on the Base Balance Sheet; and

          (ii) the Purchase Price shall be decreased by (and the Seller shall promptly pay to Buyer in cash) the positive amount, if any, by which (A) the Net Asset Value as reflected on the Base Balance Sheet less the aggregate amount of all cash and accounts receivable of Seller as reflected on the Base Balance Sheet, exceeds (B) the Net Asset Value as reflected on the Closing Balance Sheet less the aggregate amount of all cash and accounts receivable of Seller as reflected on the Closing Balance Sheet.

     (e) If the Registration (as defined in Section 7.1 of this Agreement) is not declared effective by the Securities and Exchange Commission on or before the sixty-first (61st) day following the Closing Date, Dynatech shall, upon the written request of the Seller, promptly repurchase all of the Non-Escrowed Dynatech Shares from the Seller at an aggregate repurchase price equal to Ten Million Seven Hundred Thousand Dollars ($10,700,000).

     (f) If, at any time prior to the ninety-first (91st) day following the Closing Date, the per share closing price on NASDAQ of common stock of Dynatech shall be less than or equal to Fifteen Dollars ($15.00), Dynatech shall have the right, upon written notice to the Seller, to repurchase all or any portion of the Non-Escrowed Dynatech Shares then held by Seller at a per share repurchase price equal to the Fair Market Value as of the Closing Date of a single share of common stock of Dynatech.

     (g) In the event that the Seller  causes the Broker (as  defined in Section
7.2 of this Agreement) to sell any of Non-Escrowed Dynatech Shares during the period commencing on the Registration Effective Date (as defined in Section 7.1 of this Agreement) and continuing through the ninety-first (91st) day following the Closing Date (such period being hereinafter referred to as the "Initial Sale Period"):

          (i) the Seller shall deliver to Dynatech no later than the one-hundred-fifth (105th) day following the Closing Date, a written statement from the Broker setting forth the aggregate number of Non-Escrowed Dynatech Shares sold during the Initial Sale Period (the "Number of Shares Sold") and the aggregate proceeds (net of all brokerage fees and commissions) realized by the Seller from all Non-Escrowed Dynatech Shares sold during the Initial Sale Period (the "Net Sales Proceeds"); and

          (ii) in the event that the product of the Number of Shares Sold multiplied by the Fair Market Value as of the Closing Date of a single share of common stock of Dynatech exceeds the Net Sales Proceeds, the Purchase Price shall be increased by (and Dynatech shall promptly pay to Seller in cash) an amount equal to such excess; and

          (iii) in the event that the Net Sales Proceeds exceed the product of the Number of Shares Sold multiplied by the Fair Market Value as of the Closing Date of a single share of common stock of Dynatech, the Purchase Price shall be reduced by (and Seller shall promptly pay to Dynatech in cash) an amount equal to such excess.

     1.4 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar at Exchange Place, Boston, Massachusetts on September 1, 1995 at 10:00 a.m. or at such other place or earlier or later date or time as may be fixed by mutual agreement of Buyer and Seller (the "Closing Date").

     1.5 DELIVERY OF AGREEMENT OF ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall deliver or cause to be delivered to Seller an Agreement for Assumption of Liabilities by Buyer in substantially the form of EXHIBIT B hereto.

     1.6 TRANSFER OF SUBJECT ASSETS. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to Buyer and Dynatech and their counsel, and (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets free and clear of all liens, restrictions and encumbrances.

     1.7 DELIVERY OF RECORDS AND CONTRACTS.

     (a) At the time of the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments, agreements (including without limitation non-competition agreements) and rights, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the time of the Closing copies of such Seller's business records, tax returns, books and other data relating to its assets, business and operations as Buyer or Dynatech shall reasonably request, and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the assets and business of Seller.

     (b) If an attempted sale, conveyance, assignment, transfer or delivery of any contracts, claims, leases, commitments, franchises, privileges, permits, consents, certificates, licenses or any other assets, rights or benefits to be sold, conveyed, assigned, transferred and delivered to Buyer or Dynatech (each a "Right") would be ineffective without the consent of any other person, and such consent has not been obtained on or before the Closing, this Agreement shall not constitute an assignment or an attempted assignment of such Right if such assignment or attempted assignment would constitute a breach thereof or be unlawful. In such case, Seller shall use its best efforts to obtain, as soon as practicable, the consent of each such or other person in all cases in which such consent is required, and Seller, Buyer and Dynatech will cooperate in any reasonable arrangement designed to enable Seller to perform its obligation hereunder, and to provide for the assumption by Buyer of the benefits, risks and burdens of, any such agreement.

     1.8 FURTHER ASSURANCES. Seller and the Stockholders from time to time after the Closing at the request of Buyer or Dynatech and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer or Dynatech may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. Nothing herein shall be deemed a waiver by Buyer or Dynatech of their rights to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller as otherwise set forth in this Agreement.

     1.9 ALLOCATION OF PURCHASE PRICE. The parties agree that the allocation of the purchase price among the Subject Assets shall be substantially as set forth in Schedule 1.9, subject to post-closing adjustments. Following the Closing, Buyer, Dynatech and Seller shall resolve in good faith any and all necessary adjustments to the allocation of the purchase price (and all other capitalized costs) among the Subject Assets. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be binding upon Buyer, Seller and Dynatech for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and Seller also each agree to file IRS form 8594 consistently with the foregoing and in accordance with Section 1060 of the Code.

     1.10 SALES AND TRANSFER TAXES. Notwithstanding any other provision of this Agreement, all sales and transfer taxes, fees and duties under applicable law incurred in connection with this Agreement or the transactions contemplated thereby will be borne and paid by Buyer; PROVIDED, HOWEVER, that Seller and the Stockholders shall be liable for, and shall pay for, any and all income taxes incurred by Seller and the Stockholders in connection with the sale of the Subject Assets pursuant to this Agreement and any and all fees and expenses referred to in Section 10.2 hereof.

     1.11 COLLECTION OF PRE-CLOSING RECEIVABLES. During the six month period following the Closing Date Buyer shall use reasonable efforts to collect all of the Pre-Closing Receivables for the benefit and account of Seller, and Buyer shall pay to Seller in cash on Wednesday of each week the aggregate amount, if any, of all payments received by Buyer during the preceding calendar week from Seller's account debtors in respect of the Pre-Closing Receivables. During the six month period following the Closing Date any amounts received by Buyer from any account debtor that is obligated to Seller for any Pre-Closing Receivable shall be applied first against the amount of such Pre-Closing Receivable owing from such account debtor to Seller (provided that no dispute exists between the account debtor and Seller or Buyer with respect to such Pre- Closing Receivable) and then against any amounts owing by such account debtor to Buyer for post-closing receivables. If, at the end of the six month period following the Closing Date, any of the Pre-Closing Receivables shall remain outstanding (i) Buyer shall provide Seller with such information regarding the unpaid Pre-Closing Receivables as Seller shall reasonably request to enable Seller to collect the unpaid Pre-Closing Receivables, and (ii) Seller shall be entitled to retain any amounts collected by Seller in respect of the unpaid Pre-Closing Receivables.

2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS.

     2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer and Dynatech to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and each of the Stockholders jointly and severally hereby makes to Buyer and Dynatech as of the date hereof and as of the Closing the representations and warranties contained in this Section 2.

     2.2 ORGANIZATION AND QUALIFICATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of Seller's Articles of Incorporation as amended to date, certified by the Clerk of the Virginia Corporation Commission, and of Seller's bylaws, as amended to date, certified by Seller's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Seller is not required to be licensed or qualified to conduct its business or own its property in any jurisdiction other than the Commonwealth of Virginia, except where failure to be so licensed or qualified would not have a material adverse effect on Seller or the Subject Assets.

     2.3 SUBSIDIARIES. Except as set forth on SCHEDULE 2.3, Seller has no subsidiaries and does not own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Except as set forth on
SCHEDULE 2.3, Seller does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

     2.4 CAPITAL STOCK OF SELLER; BENEFICIAL OWNERSHIP.

     (a) The authorized capital stock of Seller consists of Five Hundred Thousand (500,000) shares of Common Stock, no par value, of which Two Hundred Fifty-Two Thousand (252,000) shares are duly and validly issued, outstanding, fully paid and non-assessable and the balance of which are authorized but unissued. Except as set forth on SCHEDULE 2.4, there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Seller.

     (b) Each of the Stockholders owns beneficially and of record the number of shares of Common Stock of Seller set forth opposite such Stockholder's name on Exhibit A hereto.

     2.5 AUTHORITY OF SELLER AND THE STOCKHOLDERS.

          (a) Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Seller and its stockholders and no other action on the part of Seller or its stockholders is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller enforceable in accordance with their terms. The execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any provision of the Articles of Incorporation or by-laws of Seller;

               (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (iii) except as specifically set forth in SCHEDULE 2.5(a), does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which the property of Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

     (b) Each Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of him or her pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by each Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of such Stockholder enforceable in accordance with their respective terms. The execution, delivery and performance by each Stockholder of this Agreement and each such agreement, document and instrument:

          (i) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and
                                       9

          (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

     2.6 STATUS OF PROPERTY.

     (a) NO REAL PROPERTY OWNED. Seller does not currently own, nor has Seller at any time during the past five years owned, any real property, with the exception of a residential dwelling located in Texas which Seller has sold and for which Seller has no continuing obligation or liability.

     (b) LEASED REAL PROPERTY. All of the real property leased by Seller as tenant or lessee is identified on SCHEDULE 2.6(b) (collectively referred to herein as the "Leased Real Property"). Seller hereby makes the following representations and warranties with respect to the Leased Real Property:

          (i) LEASES. All of the leases of any of the Leased Real Property (collectively, the "Leases") are as set forth on SCHEDULE 2.6(b). The copies of the Leases heretofore delivered or furnished by Seller to Buyer are complete, accurate, true and correct copies of each of the Leases. The information with respect to each of the Leases set forth in SCHEDULE 2.6(b) is complete, accurate, true and correct. With respect to each of the
     Leases:

               (A) each of the Leases is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise;

               (B) all obligations of the landlord or lessor under the Leases which have accrued have been performed, and to the best knowledge of Seller, no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and to the best knowledge of Seller, no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease;

               (C) all obligations of the tenant or lessee under the Leases which have accrued have been performed, and Seller is not in default in any material respect under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Seller; and

               (D) Seller has obtained or will obtain prior to the Closing the consent of each landlord or lessor under any Leases whose consent is required to the transfer of the Leased Real Property to Buyer, and such transfer will not give any landlord or lessor under any Lease any right or remedy, including, without limitation, any right to declare a default under any Lease.

          (ii) TITLE AND DESCRIPTION. Seller holds a good, clear, legal, valid and enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases, in all cases free and clear of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, ground leases, leases, subleases, security interests or similar encumbrances, liens, assessments, tenancies, licenses, claims, rights of first refusal, options, covenants, conditions, restrictions, rights of way, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Leased Real Property, except for those matters set forth on SCHEDULE 2.6(b) (collectively, the "Title Exceptions") the failure to so hold would have a materially adverse effect on the business or operations of Seller as presently conducted.

          (iii) PHYSICAL CONDITION; FLOOD PLAIN. Except as set forth on SCHEDULE 2.6(b), to the best knowledge of Seller, there is no material defect in the physical condition of any improvements located on or constituting a part of the Leased Real Property, including, without limitation, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, telephone, television, utility, and sprinkler systems) therein, the roofs and the parking and loading areas, and all of such improvements located on or constituting a part of the Leased Real Property are in good operating condition and repair and have been well maintained. The Leased Real Property is free from infestation by rodents, termites or other insects or animals. To the best knowledge of Seller, the soil condition of the Leased Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. Except as set forth on SCHEDULE 2.6(b), to the best knowledge of Seller, none of the improvements located on or constituting a part of any of the Leased Real Property is located in an area designated by the Federal Insurance Administration or any other governmental authority having jurisdiction over any of the Leased Real Property as having special flood or mudslide hazards or being within the 100 year flood plain.

          (iv) UTILITIES. To the best knowledge of Seller, all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Leased Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Leased Real Property and are in good operating condition.

          (v) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Seller has received no notice from any municipal, state, federal or other governmental authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Leased Real Property that has not been heretofore corrected, and, to the best knowledge of Seller, no such violation or violations now exist which would have an adverse effect on the operation or value of any or all of the Leased Real Property. To the best knowledge of Seller, all improvements located on or constituting a part of the Leased Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) were completed and installed and are now in compliance, in all material respects, with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use or health laws, ordinances, codes, regulations, licenses, permits and authorizations, and, to the best knowledge of Seller, there are presently in effect all certificates of occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over any of the Leased Real Property or any portion thereof, or the occupancy thereof or any present use thereof (collectively, "Governmental Approvals"). All Governmental Approvals required by law, ordinance, code, regulation or otherwise to be held by the owner of any of the Leased Real Property shall be transferred to Buyer at Closing. The conveyance of the Leased Real Property to Buyer includes all rights to the use of any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property.

          (vi) REAL PROPERTY TAXES. Except as set forth in SCHEDULE 2.6(b), Seller has received no notice of any pending or threatened reassessment of all or any portion of any of the Leased Real Property, and the transfer of the Leased Real Property to Buyer will not result in any such reassessment.

     (c) PERSONAL PROPERTY. Seller has good and valid, legal title to all of the personal property owned by it and all of its leases are valid and subsisting and no material default by the Seller exists under any such lease. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge. The personal property reflected on the Base Balance Sheet, together with all materials, supplies and other personal property located at any of the Leased Real Property locations as of the Closing which is not reflected in the Base Balance Sheet, constitute all personal property of Seller and such personal property is the only personal property presently employed in the conduct by Seller of the business of Seller as of the date hereof. All machinery and equipment of Seller which are material to the operations of Seller's business as presently conducted are in good repair and working order and have been well maintained, reasonable wear and tear excepted. Said machinery and equipment and other tangible personal property of Seller, and the normal use and operation thereof, substantially complies with all applicable laws and regulations; and Seller does not know of any pending or threatened change of any such laws or regulations which could adversely affect Seller or its business.

     2.7 FINANCIAL STATEMENTS.

     (a) Seller has delivered to Buyer balance sheets of Seller for its fiscal year ending on December 31, 1992, 1993 and 1994 and related statements of income, shareholders' equity and cash flows for the years then ended with appropriate footnotes, compiled by John L. Matherly, C.P.A. Seller has also delivered to Buyer and Dynatech a balance sheet of Seller as of July 31, 1995 (the "Base Balance Sheet") and related statements of income, shareholders' equity and cash flows for the period then ended (with appropriate footnotes), compiled by John L. Matherly, C.P.A. and certified on behalf of Seller by Seller's Treasurer. Copies of the Base Balance Sheet and related statements are attached hereto as a part of SCHEDULE 2.7. All such financial statements have been (or will be) prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are (or will be when delivered) complete and correct and present (or will present) fairly the financial condition of Seller at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby. The amount of each reserve established in the Base Balance Sheet is set forth in the footnotes thereto.

     (b) As of the date of the Base Balance Sheet, the net value of the tangible assets of Seller calculated at the lower of cost or market less the aggregate amount of the Assumed Liabilities (which Assumed Liabilities include $300,000 of accruals for the termination of sales representatives) (the "Net Asset Value") as reflected on the Base Balance Sheet, determined in accordance with generally accepted accounting principles applied consistently with prior reporting practices of Seller, equals or exceeds Five Million Two Hundred Thousand Dollars ($5,200,000).

     (c) As of the date hereof and as of the Closing, Seller does not and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Seller or the conduct of its business prior to the Closing), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Buyer and Dynatech hereunder, or (iii) incurred in the ordinary course of business of Seller consistent with the terms of this Agreement.

     2.8 TAXES.

     (a) Seller has paid or caused to be paid all federal, state, local, foreign, and other income taxes and federal and Virginia employment and payroll-related taxes required to be paid by it through the date hereof whether disputed or not, except as specifically set forth in SCHEDULE 2.8. To the best knowledge of Seller, it has paid all excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes required to be paid by it through the date hereof whether disputed or not, except as specifically set forth in SCHEDULE 2.8. All of the aforementioned taxes shall hereinafter be collectively referred to as "Taxes".

     (b) Neither the Internal Revenue Service nor any other governmental authority has notified Seller or any Stockholder that it is now asserting or, to the best of the knowledge of Seller and each Stockholder, threatening to assert against Seller any deficiency or claim for additional Taxes. Within the past three years, except as specifically set forth on SCHEDULE 2.8, no claim has ever been made by an authority in a jurisdiction where Seller does not file reports and returns that Seller is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Subject Assets that arose in connection with any failure (or alleged failure) to pay any Taxes and there will be no such security interests in connection with or as a result of the execution of this Agreement and consummation of the transactions contemplated hereby. Within the past three years, Seller has not entered into a closing agreement pursuant to Section 7121 of the Code.

     (c) Except as set forth on SCHEDULE 2.8, there has not been any audit of any tax return filed by Seller within the past three years, no audit of any tax return of Seller is in progress, and Seller has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by Seller is in force, and no waiver or agreement by Seller is in force for the extension of time for the assessment or payment of any Taxes.

     (d) Seller has not been within the past three years (and does not have any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Within the past three years, Seller has not filed, and has not been required to file, a consolidated, combined or unitary tax return with any other entity. Seller does not own, and has not owned within the past three years, a direct or indirect interest in any trust, partnership, corporation or other entity and therefore neither Buyer nor Dynatech is acquiring from Seller an interest in any entity, except as provided in Section 2.3. Seller is not currently, nor has it been within the past five years, a party to any tax sharing agreement.

     (e) Seller is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

     (f) Seller is an "S corporation" as defined in Section 1361(a) of the Code.

     (g) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

     2.9 AFFILIATED LOANS. Except as set forth on SCHEDULE 2.9, Seller has no loans or accounts receivable owing from any person, firm or corporation which is affiliated with Seller or from any director, officer or employee of Seller, and all such loans and accounts receivable listed on Schedule 2.9, if any, shall be paid in cash prior to the Closing.

     2.10 INVENTORIES. All of Seller's inventory items (net of any reserve identified therefor on SCHEDULE 2.7) are of a quality and quantity salable in the ordinary course of its business at aggregate profit margins consistent with Seller's experience in prior years. The values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of Seller and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods. Purchase commitments for materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. All inventory items are located on the Leased Real Property. No inventory items have been or will be sold or disposed of except through sales in the ordinary course of business at aggregate profit margins consistent with Seller's experience in prior years, or through dispositions of obsolete goods already provided for on SCHEDULE 2.7, and all sales commitments made for Seller's products are at prices not less than inventory values plus selling expenses and said profit margins.

   2.11 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 2.11, as of the date hereof there has not been and as of the Closing Date there will not be:

     (a) Any material adverse change in the financial condition, properties, assets, liabilities, business or operations of Seller at any time during the preceding twelve months;

     (b) Any contingent liability incurred by Seller as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any right of, Seller;

     (c) Any mortgage, encumbrance or lien placed on any of the properties of Seller which remains in existence as of the date hereof or will remain in existence at the Closing;

     (d) Any obligation or liability of any nature incurred by Seller, whether accrued, absolute, contingent or otherwise, asserted or, to the actual knowledge of Seller, unasserted (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to services provided by Seller or the conduct of Seller's business), other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product liability claims shall not be deemed to be incurred in the ordinary course of business);

     (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller other than in the ordinary course of business;

     (f) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets or business of Seller;

     (g) Any declaration, setting aside or payment of any dividend by Seller, or the making of any other distribution in respect of the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of its own capital stock, other than cash dividends and distributions to the Stockholders as permitted pursuant to Section 3.2(e) hereof;

     (h) Any labor trouble or claim of unfair labor practices involving Seller; any change in the compensation payable or to become payable by Seller to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;


     (i) Any change with respect to the officers or management of Seller;

     (j) Any payment or discharge of a lien or liability of Seller which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

     (k) Any obligation or liability incurred by Seller to any of its officers, directors, stockholders or employees; or any loans or advances made by Seller to any of its officers, directors, stockholders or employees, except normal compensation payable to officers or employees;

     (l) Any change in accounting methods or practices, credit practices, or collection policies used by Seller; or

     (m) Any agreement or understanding whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (l) above.

     2.12 ORDINARY COURSE. Seller has conducted its business at all times during the preceding twelve months in a manner consistent with its prior practices. During the preceding twelve months, Seller has not marketed its products, reported its sales, or entered into any agreement with any customer or supplier other than in the ordinary course of business.

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     2.13 BANKING RELATIONS.  All of the arrangements which Seller has as of the date hereof (or will have as of the Closing) with any banking institution are completely and accurately described in Schedule 2.13, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.14 INTELLECTUAL PROPERTY.

     (a) To the best knowledge of Seller, it has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, tradenames, designs, drawings, source codes, customer lists, manufacturing processes, computer software, data compilations and other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of Seller as presently conducted. To the best knowledge of Seller, its rights in all of such Intellectual Property are freely transferable to Buyer and its affiliates. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Seller in respect thereof. Seller has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, data compilations, research results and, to the best knowledge of Seller, computer software, systems and other information required for or incident to its products or its business as presently conducted.

     (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to Seller or used or to be used by Seller in its business as presently conducted, and all other items of Intellectual Property which are material to the business or operations of Seller, are listed in SCHEDULE 2.14. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

     (c) All licenses or other agreements under which Seller is granted rights in Intellectual Property are listed in SCHEDULE 2.14. All said licenses or other agreements are in full force and effect, there is no default by any party thereto, and all of Seller's rights thereunder are freely assignable to Buyer and its affiliates. To the best knowledge of Seller, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such written licenses or other agreements, and any amendments thereto, have been provided to Buyer and Dynatech.

     (d) All licenses or other agreements under which Seller has granted rights to others in Intellectual Property owned or licensed by Seller are listed in
Schedule 2.14. All of said licenses or other agreements are in full force and effect, and there is no default by any party thereto, and all of Seller's rights thereunder are freely assignable to Buyer and its affiliates. True and complete copies of all such written licenses or other agreements, and any amendments thereto, have been provided to Buyer and Dynatech.

     (e) Seller has required certain professional and technical employees, and other employees having access to valuable non-public information of Seller, to execute agreements under which such employees are required to convey to Seller ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Seller. Seller has not made any non-public information available to any person other than employees and professional advisors of Seller except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Seller has no knowledge of any infringement by others of any of its Intellectual Property rights.

     (f) To the best knowledge of Seller, the present business, activities and products of Seller do not infringe any Intellectual Property of any other person. No proceeding charging Seller with infringement of any adversely held Intellectual Property has been filed or, to the best knowledge of Seller, is threatened to be filed. To the best knowledge of Seller, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of Seller. To the best knowledge of Seller, it is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employee of Seller. Except as set forth in SCHEDULE 2.14, neither Seller nor, to the best knowledge of Seller, any of Seller's employees, have any agreements or arrangements with any persons other than Seller relating to confidential information or trade secrets of such persons or restricting any such employee's engagement in business activities of any nature. To the best knowledge of Seller and each Stockholder, the activities of Seller's employees on behalf of Seller do not violate any such agreements or arrangements known to Seller or its Stockholders which any such employees have with other persons.

     2.15 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15 (true and complete copies of which have been delivered to Buyer and Dynatech), Seller is not a party to or subject to:

     (a) any employment contract or any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

     (b) any contract for services which requires the payment of more than $20,000 annually or which is not terminable within 30 days by Seller without liability for any penalty or severance payment;

     (c) any contract or agreement for the purchase of any commodity, material or equipment which is not cancelable by Seller at Seller's sole discretion without penalty, except purchase orders in the ordinary course for less than $100,000 in the aggregate for any single supplier or vendor;

     (d) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

     (e) any contract or agreement for the sale or lease of Seller's products not made in the ordinary course of business;

     (f) any contract with any sales agent or distributor of products of Seller;

     (g) any contract containing covenants limiting the freedom of Seller to compete in any line of business or with any person or entity;

     (h) any contract or agreement for the purchase of, or any purchase order for, any fixed asset for a price in excess of $20,000 whether or not such purchase is in the ordinary course of business;

     (i) any license agreement (as licensor or licensee) other than as described in SCHEDULE 2.14;

     (j) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

     (k) any contract or agreement with any officer, employee, director or stockholder of Seller or with any persons or organizations controlled by or affiliated with any of them; or

     (l) any other contracts or agreements creating any obligations of Seller of $20,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement.

     Seller is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default. To the best knowledge of Seller and each Stockholder, no other party to any such contract, commitment, plan, agreement or license is in default thereunder and neither Seller nor any Stockholder has knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

     2.16 LITIGATION. Except for matters described in SCHEDULE 2.16, there is no
(a) litigation or governmental or administrative proceeding or investigation pending against Seller or any affiliate of Seller, or (b) to the best knowledge of Seller and each Stockholder, threatened against Seller or any affiliate of Seller, which may have any adverse effect on Seller's properties, assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     2.17 COMPLIANCE WITH LAWS. Seller is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the Seller or to the conduct of its business, and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

     2.18 INSURANCE. The physical properties and assets of Seller are insured to the extent disclosed in SCHEDULE 2.18 and all insurance policies and arrangements of Seller are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto that are due have been paid, and Seller is in compliance in all respects with the terms thereof where the failure to so comply would be a basis for cancellation or nonperformance by the insurer under any such policy. Said insurance is adequate and customary for the business engaged in by Seller and is sufficient for compliance by Seller with all requirements of law and all agreements and leases to which Seller is a party. Each such insurance policy shall continue to be in full force and effect upon Buyer's purchase of the Subject Assets, and Seller shall provide Buyer and Dynatech at the Closing with one or more assignments or endorsements by the insurer under each such policy as Buyer and/or Dynatech may request naming Buyer and Dynatech as additional named insureds. Seller covenants and agrees that the Subject Assets include, without limitation, any rights of recovery under all insurance policies of Seller to the extent permitted by such policies. SCHEDULE 2.18 also sets forth the periods during which Seller has maintained products liability insurance; and during such periods such insurance has been continuously in effect without interruption. With respect to errors and omissions insurance coverage, no claim was made against Seller, prior to or after the effective date of such insurance, that would have been within the scope of the coverage of such policy if it had been made during the effectiveness of such coverage.

     2.19 WARRANTY OR OTHER CLAIMS. There are no existing or, to the best knowledge of Seller, threatened product liability, warranty or other similar claims, or any facts upon which a claim of such nature could be based, against Seller for products or services which are defective or fail to meet any product or service warranties which are not reserved against in an aggregate amount equal to any reserve therefor identified on SCHEDULE 2.7. No claim has been asserted against Seller for renegotiation or price redetermination of any business transaction, and, to the best knowledge of Seller and each Stockholder, there are no facts upon which any such claim could be based.

     2.20 POWERS OF ATTORNEY. None of the Stockholders has granted a power of attorney to any person or entity with respect to the capital stock of Seller or any of the Stockholder's interests in the same, which power of attorney is presently outstanding.

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     2.21  FINDER'S  FEE. All brokers'  commissions  and finders'  fees, if any, incurred by Seller or any Stockholder relating to or in connection with the transactions contemplated by this Agreement shall be the sole responsibility of, and shall be paid by, Seller, and neither Dynatech nor Buyer shall have any responsibility for the payment of same.

     2.22 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 2.22 lists all permits, registrations, licenses, franchises, certifications and other approvals
(collectively, the "Approvals") required from federal, state or local authorities in order for Seller to conduct its business. Seller has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Except as disclosed in SCHEDULE 2.22, all such Approvals will be available and assigned to Buyer and remain in full force and effect upon Buyer's purchase of the Subject Assets, and no further Approvals will be required in order for Buyer to conduct the business currently conducted by Seller subsequent to the Closing. Except as disclosed in Schedule 2.22 or in any other Schedule hereto, Seller is not subject to or bound by any agreement, arrangement, judgment, decree or order which may affect its business or its condition, financial or otherwise, or any of its assets or properties.

     2.23 CORPORATE RECORDS. The corporate record books of Seller accurately record all material corporate action taken by its stockholders and board of directors and committees thereof. The copies of such Corporate Records of Seller delivered to Buyer and Dynatech are true and correct copies of the originals of such documents.

     2.24 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in SCHEDULE 2.24, neither Seller, nor any stockholder, officer, employee or director of Seller or, to the best knowledge of Seller and each Stockholder, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in (other than passive investments of less than 1% of the equity ownership of a publicly-traded enterprise), or serves as an officer or director or in another similar capacity of, any competitor or supplier of Seller, or, to the best knowledge of Seller and each Stockholder, any organization which has a contract or arrangement with Seller.

     2.25 EMPLOYEE BENEFIT PLANS.

     (a) SCHEDULE 2.25 sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by Seller at any time during the three-year period ending on the Closing. Seller has paid or included on the Base Balance Sheet appropriate accruals (adjusted for the period from the beginning of the Seller's current fiscal year through the date of such Base Balance Sheet) for the estimated amounts of all profit sharing, bonuses and other incentive compensation that Seller would have paid to its employees under Employee Programs during the current year had the purchase and sale not been consummated.

     (b) Each Employee Program which has ever been maintained by Seller and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been continuously qualified under the applicable section of the Code since the effective date of such Employee Program. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

     (c) Seller does not know of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by Seller.
With respect to any Employee Program ever maintained by Seller, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

     (d) Neither Seller nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or
(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

     (e) With respect to each Employee Program maintained by Seller within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer and Dynatech: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

     (f) For purposes of this section:

          (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

          (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

          (iii) An entity is an "Affiliate" of Seller (for purposes of this Section 2.25 only) if it would have ever been considered a single employer with Seller under ERISA Section 4001(b) or part of the same "controlled group" as Seller for purposes of ERISA Section 302(d)(8)(C).

          (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     2.26 ENVIRONMENTAL MATTERS.

     (a) To the best knowledge of Seller,  except as set forth in SCHEDULE 2.26,
(i) Seller has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Seller, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of Seller from any site presently or formerly owned, operated, leased, or used by Seller for treatment, storage, or disposal at any other place; Seller does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (iv) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Seller in connection with the presence of any Hazardous Material.

     (b) To the best knowledge of Seller, it has no liability under, nor has it ever violated, any Environmental Law (as defined below); Seller, any property owned, operated, leased, or used by Seller, and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws; Seller has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and neither Seller nor any Stockholder has knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

     (c) To the best knowledge of Seller, except as set forth in SCHEDULE 2.26 hereto, no site currently owned, operated, leased, or used by Seller contains any asbestos or asbestos- containing material, any polychlorinated biphenyls
(PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

     (d) Seller has provided to Buyer and Dynatech copies of all documents, records, and information available to Seller concerning any environmental or health and safety matter relevant to Seller, whether generated by Seller or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

     (e) For purposes of this Section 2.26, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Seller" shall mean and include Seller and all other entities for whose conduct Seller is or may be held responsible under any Environmental Law; PROVIDED, HOWEVER, that to the extent any of the representations and warranties contained in this Section 2.26 describe the responsibility of Seller for actions of third parties who are not employed by, or subject to the direction of, Seller, any such representations and warranties are, to such extent, made to the best knowledge of Seller and each Stockholder.

     2.27 DISCLOSURE. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Seller to Buyer and Dynatech pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to Seller or to any Stockholder which would have a material adverse effect on the business, properties, prospects, operations or condition of Seller that has not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting Seller's industry.

     2.28 EMPLOYEES; LABOR MATTERS. As of the date hereof, Seller employs approximately 90 employees and generally enjoys a good employer-employee relationship. Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in SCHEDULE 2.28, upon termination of the employment of any of said employees, neither Seller, Buyer nor Dynatech will by reason of the acquisition transaction or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. Except as set forth on SCHEDULE 2.28, Seller does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. Seller is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. Except as set forth on SCHEDULE 2.28, there have been no workman's compensation or other similar claims filed against Seller and Seller knows of no injury or other event which may give rise to any such claim. There are no charges of employment discrimination or unfair labor practices that have been filed against or involving Seller, nor are there any concerted interference with normal operations existing, pending or threatened against or involving Seller. No question concerning representation exists respecting any group of employees of Seller. There are no grievances, complaints or charges that have been filed against Seller. No arbitration or similar proceeding is pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Seller. To the best knowledge of Seller and each Stockholder, Seller is, and at all times has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. Seller's current payroll system and classification of employees is and for three years prior to the Closing has been consistent with and in compliance with the requirements of the Fair Labor Standards Act and any and all applicable state minimum wage and overtime laws.

     2.29 COMPLIANCE WITH SECURITIES LAWS; RESTRICTIONS ON TRANSFER OF DYNATECH SHARES. Seller is not acquiring the Dynatech Shares with a view to or for sale in connection with any distribution of the Dynatech Shares, except in accordance with all applicable federal and state securities laws. Seller recognizes that the Dynatech Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under the securities laws of any state, and that the Dynatech Shares may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement for such shares under the Securities Act or any applicable state securities law or an exemption therefrom under such act or law and that the certificates representing the Dynatech Shares will bear a legend setting forth such restrictions. Seller further recognizes that except as otherwise expressly set forth in Section 7.1 of this Agreement, no undertaking has been made by Dynatech or Buyer with regard to registering or qualifying the Dynatech Shares and Seller understands that the availability of any exemption from registration and qualification in the future will depend in part on circumstances outside Seller's control and that Seller may be required to hold the Dynatech Shares for a substantial period.

3. COVENANTS OF SELLER.

     3.1 MAKING OF COVENANTS AND AGREEMENTS. Seller and the Stockholders hereby make the covenants and agreements set forth in this Section 3.

     3.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, Seller will:

     (a) Conduct its business only in the normal and ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

     (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $100,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

     (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

     (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Incorporation, bylaws or authorized or issued capital stock; provided, however, that Seller may make all changes necessary to change its corporate name as contemplated hereby;

     (e) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock; provided, however, that Seller may declare and make cash dividends and distributions to the Stockholders;

     (f) Refrain from making any material change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors;

     (g) Refrain from prepaying loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements;

     (h) Use its best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

     (i) Use its best efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

     (j) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the SCHEDULE 2.18 hereto or equivalent insurance with any substitute insurers approved in writing by Buyer; and

     (k) Permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

     3.3 CONSUMMATION OF AGREEMENT. Seller and the Stockholders shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will obtain all necessary authorizations or approvals of its stockholders and Board of Directors (including the change of Seller's corporate name to one which does not include the words "Tele-Path Industries" or any derivations thereof).

     3.4 AUTHORIZATION FROM OTHERS. Seller will use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement.

     3.5 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon Seller or a Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Seller or such Stockholder prior to the date hereof, of any of the representations, warranties or covenants of Seller or the Stockholders contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and Dynatech and shall use its best efforts to prevent or promptly remedy the same.

     3.6 COOPERATION OF SELLER. Seller and the Stockholders shall cooperate with all reasonable requests of Buyer and Dynatech and Buyer's and Dynatech's counsel in connection with the consummation of the transactions contemplated hereby.

     3.7 NON-COMPETITION. Seller agrees that for five years after the Closing, it will not, without the prior written consent of Buyer and Dynatech, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages or proposes to engage in any activity anywhere in the world involving the manufacture, development, distribution, direct marketing, catalog marketing, telemarketing or sales of any product related to communications test equipment or ISDN transmission technologies, so long as Buyer or Dynatech (or their successors, if any) shall engage in such activity; provided, however, the foregoing shall not prevent Seller from owning beneficially or of record up to one percent of the outstanding securities of a publicly-held corporation which engages in competitive activities. In addition, Seller shall refrain from soliciting or encouraging any employee of Buyer or Dynatech to terminate his or her employment by Buyer or Dynatech and to become employed by Seller, or any business or entity with which it is affiliated as an owner, investor, lender or in any other capacity.

     3.8 NO SOLICITATION OF OTHER OFFERS. Neither Seller, the Stockholders, nor any of their representatives will, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with, any person, other than Buyer and Dynatech, relating to the possible acquisition of Seller or any of Seller's assets (except in the ordinary course of business of Seller consistent with the terms of this Agreement); (ii) provide, or cause any other person to provide, any information to any person, other than Buyer and Dynatech, relating to the possible acquisition Seller or any of Seller's assets (except in the ordinary course of business of Seller consistent with the terms of this Agreement); or
(iii) enter into a transaction with any person or persons, other than Buyer and Dynatech, concerning the possible acquisition of Seller or any of Seller's assets (except in the ordinary course of business of Seller).

     3.9 CONFIDENTIALITY. Seller and the Stockholders agree that, unless and until the Closing has been consummated, Seller and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from Buyer and Dynatech with respect to their business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer and Dynatech's industry or which has been disclosed to Seller or the Stockholders by third parties who have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Seller and the Stockholders will return to Buyer and Dynatech (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Seller in connection with the transaction.

     3.10 HART-SCOTT-RODINO FILINGS. Seller shall cooperate with Buyer and Dynatech in connection with all required filings under Section 7A of the Clayton Act "Hart-Scott-Rodino" and shall furnish all follow-up information required in connection therewith.

     3.11 EMPLOYEES. Seller agrees to use its best efforts (i) to encourage its existing employees to accept such offers of employment as may be extended by Buyer, and (ii) to discourage its existing employees from accepting offers of employment which may be extended by any competitors of Seller, Buyer, Dynatech or any of their affiliates. Seller shall pay to its employees on or before the Closing Date all profit sharing, bonuses and other compensation that Seller would have paid to its employees under the Employee Program during the current year (adjusted for the period from the beginning of Seller's current fiscal year through the Closing Date) had the purchase and sale not been consummated.

4. REPRESENTATIONS AND WARRANTIES OF BUYER AND DYNATECH.

     4.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Seller and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and Dynatech hereby jointly and severally make to Seller and the Stockholders as of the Closing Date the representations and warranties contained in this Section 4.

     4.2 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Dynatech is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     4.3 AUTHORITY OF BUYER. Each of Buyer and Dynatech has full right, authority and power to enter into this Agreement, and each agreement, document and instrument to be executed and delivered by Buyer or Dynatech pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer and Dynatech of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Buyer or Dynatech, as the case may be, and no other action on the part of Buyer or Dynatech is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer or Dynatech pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer or Dynatech, as the case may be, enforceable in accordance with their terms (provided, however, that the foregoing representation is made severally by each of Dynatech and Buyer with respect to each agreement, document and instrument executed by it). The execution, delivery and performance by Buyer and Dynatech of this Agreement and each such agreement, document and instrument:

          (i) does not and will not violate any provision of the Articles of Incorporation or by-laws of Buyer or Dynatech; and

          (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Buyer or Dynatech or require Buyer or Dynatech to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

     4.4 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to its knowledge, threatened against Buyer or Dynatech which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     4.5 STOCK. The Dynatech Shares issued by Dynatech to Seller pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid, non-assessable.


5. COVENANTS OF BUYER AND DYNATECH.

     5.1 MAKING OF COVENANTS AND AGREEMENT. Buyer and Dynatech hereby make the covenants and agreements set forth in this Section 5.

     5.2 CONSUMMATION OF AGREEMENT. Buyer and Dynatech shall use their best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of Buyer and Dynatech will obtain all necessary authorizations or approvals of its Board of Directors.

     5.3 HART-SCOTT-RODINO FILINGS. Buyer and Dynatech shall cooperate with Seller in connection with all required filings under Section 7A of the Clayton Act "Hart-Scott-Rodino" and shall furnish all information required in connection therewith.

     5.4 CONFIDENTIALITY. Buyer and Dynatech agree that, unless and until the Closing has been consummated, Buyer and Dynatech and their officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from Seller with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Seller's industry or which has been disclosed to Buyer or Dynatech by third parties who have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, Buyer and Dynatech will return to Seller (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer and Dynatech in connection with the transaction.

6. CONDITIONS.

     6.1  CONDITIONS TO  OBLIGATIONS  OF BUYER AND DYNATECH.  The  obligation of
Dynatech and Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the satisfactory fulfillment or waiver, at the sole discretion of Buyer and Dynatech, prior to or at the Closing, of each of the following conditions:

     (a) REPRESENTATIONS; WARRANTIES; COVENANTS; SCHEDULES. Each of the representations and warranties of Seller and the Stockholders contained in
Section 2 shall be true and correct as of the date hereof and as of the Closing (as though made as of the Closing); Seller shall have delivered to Buyer and Dynatech at the Closing a complete set of updated Schedules to this Agreement which updated Schedules shall reflect the current status of Seller and its business and assets as of the Closing; and Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

     (b) OPINION OF COUNSEL. On the date of the Closing, Dynatech and Buyer shall have received from Osterhoudt, Ferguson, Natt, Aheron & Agee, counsel for Seller and the Stockholders, an opinion as of said date, in form and substance acceptable to Dynatech and Buyer.

     (c) APPROVAL OF BUYER'S AND DYNATECH'S COUNSEL; SATISFACTORY DUE DILIGENCE. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar as counsel for Dynatech and Buyer, and such counsel shall have received on behalf of Dynatech and Buyer such other certificates, opinions, and documents in form and substance satisfactory to counsel for Dynatech and Buyer, as Dynatech and Buyer may reasonably require from Seller and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing; and Dynatech, Buyer and counsel for Dynatech and Buyer shall have completed their due diligence of Seller and its business, which due diligence shall include review, investigation and assessment of the books, records, contracts, agreements, properties, assets, operations, customers, suppliers and employees of Seller, and based upon such review, investigation and assessment, Dynatech and Buyer shall have determined, in their sole discretion (i) that their due diligence has not uncovered any fact or circumstance which is materially adverse to Seller or Seller's business, operations or prospects, or which indicates that any of the representations or warranties of Seller set forth herein are not true and correct in all material respects, and (ii) that Seller and the Stockholders have satisfactorily performed all of their respective covenants and obligations required to be performed by them on or prior to the Closing.

     (d) NO LITIGATION. There shall have been no determination by Dynatech or Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Dynatech, Buyer, Seller or any Stockholder.

     (e) NO MATERIAL CHANGE; ASSET VALUE. There shall have been no material adverse change in the financial condition, properties, assets, liabilities, business or operations of Seller since the Base Balance Sheet, whether or not in the ordinary course of business. Without limiting the forgoing, the Seller's Net Asset Value as of the Closing shall equal or exceed Five Million Two Hundred Thousand Dollars ($5,200,000).

     (f) CERTIFICATE FROM PRESIDENT AND STOCKHOLDERS. Seller shall have delivered to Dynatech and Buyer a certificate of its President and each of the Stockholders that the statements set forth in paragraphs (a) and (e) above in this Section 6.1 are true and correct.

     (g) ESCROW AGREEMENT. Each of Seller, Buyer, Dynatech, the Stockholders and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as EXHIBIT C and the Escrowed Dynatech Shares shall have been deposited with the Escrow Agent to be held in escrow pursuant to the provisions of the Escrow Agreement.

     (h) CONSENTS. Seller shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Seller in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Seller by Buyer subsequent to the Closing, and Seller, Dynatech and Buyer shall have received all required authorizations, waivers, consents and permits to permit the continuation of the business and the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Dynatech and Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required in connection with the transfer of Subject Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement. Buyer and Dynatech shall have received an executed assignment of lease from the landlord of each leased property described in SCHEDULE 2.6(b) hereof.

     (i) NON-COMPETITION AGREEMENT. Each of the Stockholders shall have executed and delivered to Buyer and Dynatech a Non-Competition Agreement in substantially the form of Exhibit D attached hereto.

     (j) EMPLOYMENT AGREEMENTS. Leon P. Harris shall have executed and delivered to Buyer and Dynatech an Employment Agreement in substantially the form of EXHIBIT E attached hereto.

     (k) FIRPTA WITHHOLDING. Buyer and Dynatech shall have received from Seller "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code substantially in the form previously provided to Seller.

     (l) HART-SCOTT-RODINO. All required filings under the Hart-Scott-Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act without the objection of such federal authorities.

     (m) BILL OF SALE. Seller shall have executed and delivered to Buyer and Dynatech a Bill of Sale in substantially the form of EXHIBIT F attached hereto.

     6.2 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the satisfactory fulfillment or waiver, at the sole discretion of Seller, prior to or at the Closing, of each of the following conditions:

     (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer and Dynatech contained in Section 4 shall be true and correct; Buyer and Dynatech shall, on or before the Closing, have performed all of their respective obligations hereunder which by the terms hereof are to be performed on or before the Closing.

     (b) OPINION OF COUNSEL. On the Closing Date, Seller shall have received from Goodwin, Procter & Hoar, counsel for Dynatech and Buyer, an opinion as of said date, in form and substance acceptable to Seller.

     (c) APPROVAL OF SELLER'S COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Osterhoudt, Ferguson, Natt, Aheron & Agee, as counsel for Seller and the Stockholders, and such counsel shall have received on behalf of Seller such other certificates, opinions, and documents in form satisfactory to counsel for Seller, as Seller may reasonably require from Seller to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Seller and the fulfillment of its covenants.

     (d) HART-SCOTT-RODINO. All required filings under the Hart-Scott-Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act without the objection of such federal authorities.

     (e) RECEIPT OF PURCHASE PRICE. On the Closing Date, Seller shall have received from Buyer the cash payments referenced in Section 1.3 hereof, and the Dynatech Shares shall have been issued in favor of Seller and delivered to the Escrow Agent.

     (f) ASSIGNMENT OF LEASE. Buyer, Seller and JKL L.L.C. shall have executed and caused to be filed such documents (on such terms as are mutually acceptable) as are necessary to amend certain terms, and effect the assignment, of the lease relating to the land and building known as 221 South Yorkshire Street in Salem, Virginia, on which Seller currently operates its business.


7. REGISTRATION OF DYNATECH SHARES.

     7.1 REGISTRATION OF DYNATECH SHARES. Dynatech shall prepare and file with the Securities and Exchange Commission as soon as practicable, a registration statement on the appropriate form (together with all amendments and supplements to any such registration statement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement (the "Registration Statement") under the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, for the registration (the "Registration") of the offering of the Dynatech Shares for the account of the Seller. Dynatech shall use its best efforts to have the Registration declared effective by the Securities and Exchange Commission on or before the sixty-first (61st) day following the Closing Date, and to keep such Registration continuously effective for a period of thirty-six (36) months following the date on which the Registration is declared effective by the Securities and Exchange Commission (the "Registration Effective Date"), or such shorter period which will terminate when all of the Dynatech Shares have been sold by the Seller. Seller shall cooperate with Dynatech in connection with the Registration and shall provide such information and execute such documents as Dynatech shall reasonably request in connection with the Registration.

     7.2 SALE OF DYNATECH SHARES BY SELLER. If at any time Seller elects to sell all or any of the Dynatech Shares, Seller shall conduct such sales only through a registered securities broker acceptable to Dynatech (a "Broker"). Seller shall not, and shall not permit any Broker to, sell more than (i) an aggregate of 50,000 Dynatech Shares during any calendar day, or (ii) an aggregate of 150,000 Dynatech Shares during any calendar week, except that such volume limitations shall not apply to any sales of a "block" of Dynatech Shares (as such term is defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended). Seller further agrees that it shall not, and shall not permit any Broker to, sell any of the Escrowed Dynatech Shares at any time prior to the September 1, 1997.

     7.3 REGISTRATION EXPENSES. Dynatech shall be responsible for and shall pay all fees, costs and expenses relating to the Registration, including without limitation, all Securities and Exchange Commission and securities exchange, NASDAQ registration and filing fees, and all fees and expenses of compliance by Dynatech with the federal securities laws or any applicable state blue sky laws.

     7.4  LIMITATION ON  OBLIGATIONS  OF DYNATECH TO REGISTER  DYNATECH  SHARES.
Seller expressly acknowledges and agrees that nothing set forth in this Agreement shall be deemed (i) to obligate Dynatech to continue to pursue any registration of any of the Dynatech Shares if the Registration Effective Date shall not have occurred on or before the sixty-first (61st) day following the Closing Date, (ii) to obligate Dynatech to repurchase all or any of the Escrowed Dynatech Shares at any time, or (iii) to constitute a modification, amendment or waiver of any of the terms of the Escrow Agreement.

8. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

     8.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

     8.2 COLLECTION OF ASSETS. Subsequent to the Closing, Buyer and Dynatech shall have the right and authority to collect all receivables and other items transferred and assigned to them by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the Subject Assets.

     8.3  PAYMENT  OF  OBLIGATIONS.   Seller  shall  pay  all  of  the  Excluded
Liabilities in the ordinary course of business as they become due.

     8.4 CONFIDENTIALITY. To the fullest extent permitted by law, Seller and each Stockholder shall for a period of five (5) years from the Closing Date keep secret and shall use their best efforts not to publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular course of business of Seller, Buyer, Dynatech or a subsidiary of Dynatech, or as may be required under applicable law or legal process) any knowledge or information of a confidential, proprietary or secret nature with respect to any plans, products, material, production methods, systems, designs, suppliers, customers, customer requirements, business operations or techniques of Seller, Buyer, Dynatech or any subsidiary of Dynatech; provided, however, that the foregoing shall not apply to information that has entered the public domain other than through a breach of a confidential obligation owed to Seller, Buyer or Dynatech.

9. INDEMNIFICATION.

     9.1 INDEMNIFICATION BY SELLER AND STOCKHOLDERS. Seller and each Stockholder jointly and severally (the "Seller Indemnifying Parties") agrees to indemnify and hold Dynatech, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this
Section 9) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

     (a) fraud, intentional misrepresentation or a deliberate or wilful breach by Seller or any Stockholder of any of their representations, warranties or covenants under this Agreement, the Escrow Agreement or in any other agreement, certificate, schedule or exhibit delivered pursuant hereto;

     (b) any other breach of any representation, warranty or covenant of Seller or any Stockholder under this Agreement, the Escrow Agreement or in any other agreement, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants;

     (c) all claims asserted under the Bulk Sales Act of any applicable jurisdiction relative to any Excluded Liabilities;

     (d) any failure by Seller or the Stockholders to perform and discharge any of the Excluded Liabilities as set forth in this Agreement;

     (e) any liability of Seller or any Stockholder for Taxes (as defined in Section 2.8) which are not included in the Assumed Liabilities;

     (f) the generation, transportation, use, storage, treatment, disposal of, or management of any Hazardous Waste anytime on or prior to the Closing Date or any spill, release, or disposal of Hazardous Material at any time on or prior to the Closing Date at any site presently or formerly owned, operated, leased, or used by Seller; or the discovery of any Hazardous Material in the soil or groundwater at any such site which was present at such site on or prior to the Closing Date;

     (g) the existence or use, on or prior to the Closing Date, of any underground or above gradient storage tanks at any site presently or formerly owned, operated, leased or used by Seller;

     (h) Seller violating or being held liable under any Environmental Law as a result of facts or actions arising, in whole or in part, on or prior to the Closing Date;

     (i) the existence of any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation at any site, presently or formerly owned, operated, leased or used by Seller at any time on or prior to the Closing Date;

     (j) any claims by employees retained by Buyer for violations at any time on or prior to the Closing Date of any Environmental Law or other laws or regulations relating to worker safety or right-to-know and claims by governmental entities, remediation and relocation costs, fines and penalties and any other costs, damages or expenses incurred by Buyer as a result of the matters set forth in this Section 9.1; and

     (k) warranty claims for materials and labor arising on before September 1, 1996 in an aggregate amount in excess of $50,000 resulting from a specific failure of any product sold by Seller prior to the Closing Date, which specific failure is caused by defective components or faulty workmanship.


     9.2   LIMITATIONS   ON   INDEMNIFICATION   BY  SELLER   AND   STOCKHOLDERS.
Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under Section 9.1 shall be subject to the following provisions:

     (a) Notwithstanding anything to the contrary contained in Section 9.1, no indemnification shall be payable pursuant to Section 9.1 to any Buyer Indemnified Party with respect to any single claim involving less than $5,000; and no indemnification shall be payable pursuant to Section 9.1 to any Buyer Indemnified Party with respect to any claims involving more than $5,000 unless the aggregate amount of all such claims exceeds $50,000, whereupon the full amount of all such claims shall be recoverable in accordance with the terms of this Agreement;

     (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Section 9.1 (exclusive of claims for indemnification for (i) fraud by Seller or any Stockholder, (ii) Taxes or a breach of any representation, warranty or covenant with respect to Taxes or tax related matters or (iii) any matters described in Sections 9.1(f)-(j) hereof) after the date which is two years from the Closing Date (the "Indemnification Cut-Off Date"); and

     (c) The obligations of Seller and the Stockholders under Section 9.1 shall be limited to the amount of the purchase price (including the value of the Dynatech Shares and the Non-Compete Payment) set forth in Section 1.3; provided, however, that there shall be no limitation of the amount of indemnification relating to claims involving (i) fraud by Seller or any Stockholder (ii) Taxes or a breach of any representation, warranty or covenant with respect to Taxes or tax related matters or (iii) any of the matters described in Sections 9.1(f) through 9.1(j) hereof.

     9.3 INDEMNIFICATION BY BUYER AND DYNATECH. Buyer and Dynatech (each an "Buyer Indemnifying Party") agree to indemnify and hold Seller and its representatives, affiliates and persons serving as officers, directors or employees thereof and each of the Stockholders (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 9) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

     (a) a breach of any representation, warranty or covenant made by Buyer or Dynatech in this Agreement or in any certificate delivered by Buyer or Dynatech hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach; and

     (b) any failure by Buyer or Dynatech to perform and discharge any of the Assumed Liabilities as set forth in this Agreement.

     9.4 LIMITATION ON BUYER'S AND DYNATECH'S OBLIGATIONS. Notwithstanding the foregoing, the right of Seller Indemnified Parties to indemnification under
Section 9.3 shall be subject to the following provisions:

     (a) No indemnification shall be payable to a Seller Indemnified Party with respect to claims asserted pursuant to Section 9.3 (exclusive of claims for indemnification for failure to perform and discharge any of those certain contractual liabilities being assumed by Buyer and which are listed on SCHEDULE
9.4 attached hereto) after the Indemnification Cut-Off Date; and

     (b) The obligations of Dynatech and Buyer under Section 9.3 shall be limited to the amount of the purchase price set forth in Section 1.3.

     9.5 NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by a Buyer Indemnified Party or a Seller Indemnified Party (the "Indemnified Party") of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the Indemnified Party shall give notice thereof in writing to the Buyer Indemnifying Party or the Seller Indemnifying Party, as the case may be (such other party being hereinafter referred to as the "Indemnifying Parties" without regard to the number of parties) but the omission to so notify the Indemnifying Parties promptly will not relieve the Indemnifying Parties from any liability except to the extent that the Indemnifying Parties shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense. If within 20 days after receiving such notice the Indemnifying Parties gives written notice to the Indemnified Party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the Indemnifying Parties (subject to the consent of the Indemnified Party which consent shall not be unreasonably withheld) and the Indemnified Party shall make no payment on such claim, liability or expense as long as the Indemnifying Parties is conducting a good faith and diligent defense. Notwithstanding anything herein stated, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Parties and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the Indemnified Party shall be paid by the Indemnifying Parties. If no such notice of intent to dispute and defend is given by the Indemnifying Parties, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Party shall, at the expense of the Indemnifying Parties, undertake the defense of such claim, liability or expense (with counsel selected by the Indemnified Party), and shall have the right to compromise or settle the same (exercising reasonable business judgment) with the approval of the Indemnifying Party, such approval not to be unreasonably withheld. If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Parties, then the Indemnified Party shall make available all information and assistance that the Indemnifying Parties may reasonably request and shall cooperate with the Indemnifying Parties in such defense.

     9.6 SATISFACTION OF SELLER AND STOCKHOLDER INDEMNIFICATION OBLIGATIONS. In order to satisfy the indemnification obligations of Seller and the Stockholders pursuant to Section 9.1 above, a Buyer Indemnified Party shall have the right (in addition to collecting directly from Seller and the Stockholders) to proceed directly against the Escrow Fund as further set forth in the Escrow Agreement for the period during which such Escrow Account is in effect.

10. MISCELLANEOUS.

     10.1 BULK SALES LAW. Buyer waives compliance by Seller with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Subject Assets under this Agreement.

     10.2 FEES AND EXPENSES. The Seller will bear all of its and the Stockholders' expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller or any of the Stockholders relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of Seller or any Stockholder, shall be charged to or paid by Buyer and/or Dynatech or included in any of the Assumed Liabilities. Buyer and Dynatech will bear their own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, including Buyer's incorporation expenses. Each party will bear its own costs and expenses, including without limitation legal, accounting or other professional expenses, in connection with all filings required to be made under the Hart-Scott-Rodino Act.

     10.3 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Virginia without regard to its conflict of laws provisions.

     10.4 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:


        TO DYNATECH:                 Dynatech Corporation
        -----------                  3 New England Executive Park
                                     Burlington, MA  01802
                                     Attn: Chief Financial Officer
                                     Telephone:  (617) 272-6100
                                     Telecopier:  (617) 229-8850

        With a copy to:              Goodwin, Procter & Hoar
                                     Exchange Place
                                     Boston, MA  02109
                                     Attn:  Edward T. O'Dell, Jr., P.C.
                                     Telephone: (617) 570-1000
                                     Telecopier: (617) 523-1231

        TO BUYER:                    Dynatech Communications, Inc.
        --------                     c/o Dynatech Corporation
                                     3 New England Executive Park
                                     Burlington, MA  01802
                                     Attn:  Chief Financial Officer
                                     Telephone:  (617) 272-6100
                                     Telecopier:  (617) 229-8850

        With a copy to:              Goodwin, Procter & Hoar
                                     Exchange Place
                                     Boston, MA  02109
                                     Attn:  Edward T. O'Dell, Jr., P.C.
                                     Telephone:  (617) 570-1000
                                     Telecopier:  (617) 523-1231

        TO SELLER:                   Virginia Tele-Path Industries, Inc.
        ---------                    221 South Yorkshire Street
                                     Salem, VA 24153
                                     Attn:  Leon P. Harris
                                     Telephone: (540) 375-0500
                                     Telecopier: (540) 375-0505

        With a copy to:              Osterhoudt, Ferguson, Natt, Aheron & Agee
                                     1919 Electric Road
                                     P.O. Box 20068
                                     Roanoke, VA 24018
                                     Attn:  Edward Natt, Esq.
                                     Telephone:  (540) 774-1197
                                     Telecopier:  (540) 774-0961


        TO STOCKHOLDERS:             See the addresses set forth opposite
        ---------------              each Stockholder's name on EXHIBIT A

        With a copy to:              Osterhoudt, Ferguson, Natt, Aheron & Agee
                                     1919 Electric Road
                                     P.O. Box 20068
                                     Attn:  Edward Natt, Esq.
                                     Roanoke, VA 24018
                                     Telephone:  (540) 774-1197
                                     Telecopier:  (540) 774-0961


     Any notice given hereunder may be given on behalf of any party by counsel to such party or other authorized representatives.

     10.5 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings; no promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings, and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

     10.6 ASSIGNABILITY; BINDING EFFECT. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer or Dynatech upon written notice to Seller; provided, however, that no such assignment shall relieve Dynatech of its obligations hereunder. This Agreement may not be assigned by Seller without the prior written consent of Buyer and Dynatech. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, and permitted assigns.

     10.7 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

     10.8 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     10.9 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.


     10.10 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Dynatech, Buyer and Seller.

     10.11 CONSENT TO JURISDICTION. Solely for the purpose of allowing a party to enforce its indemnification and other rights hereunder, each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of either Virginia or Massachusetts, or in the court in which any claim for which indemnification may be sought hereunder is brought against a Buyer Indemnified Party.

     10.12 CONSENTS, WAIVERS AND ACTIONS BY STOCKHOLDERS. Each of the Stockholders expressly acknowledges and agrees that any consent or approval required or permitted to be given by the Stockholders under this Agreement, the Escrow Agreement or any other agreement executed in connection with the transactions contemplated hereby, may be given, and any term or condition of this Agreement, the Escrow Agreement, or any other agreement executed in connection with the transactions contemplated hereby, may be amended, and the performance or observance by the Buyer or Dynatech of any term of this Agreement, the Escrow Agreement or any other agreement executed in connection with the transactions contemplated hereby, may be waived (either generally or in a particular instance and either retrospectively or prospectively), by those Stockholders holding at least fifty-one percent of the outstanding capital stock of the Seller as of the date hereof (the "Majority Stockholders"), and any such consent, approval, amendment or waiver by the Majority Stockholders shall be binding upon each and every Stockholder regardless of whether each and every Stockholder received notice of, or is in favor of, such consent, approval, amendment or waiver.

     10.13 FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, agreements and other documents, and to take such actions as any other party may reasonably request in order (i) to effectuate the intent and purposes of, and to carry out the terms of this Agreement and (ii) to enable the parties to prepare and file all requisite notices, reports and certificates required to be filed by the parties under the laws of the United States and under the laws of all states and other jurisdictions applicable to the parties.


                                 [END OF TEXT]

                    ASSET PURCHASE AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.


                              DYNATECH CORPORATION

                           By:     ROGER C. CADY
                           Title:  Vice President, Business
                                   Development


                              DYNATECH COMMUNICATIONS, INC.

                           By:     ROBERT H. HERTZ
                           Title:  Assistant Secretary


                      VIRGINIA TELE-PATH INDUSTRIES, INC.

                           By:     LEON P. HARRIS
                           Title:  President



                                STOCKHOLDERS:

                                LEON P. HARRIS


                                BEVERLY HARRIS


                                KENNETH BOWMAN


                                NANCY BOWMAN